Exhibit 99.1

Contact:	Jason B. Cagle
Chief Financial Officer
(972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL

ANNOUNCES FIRST QUARTER 2015 RESULTS

Dallas, Texas (May 4, 2015) – United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced results for the first quarter ended March 31, 2015.

First Quarter Financial Results

For the quarter ended March 31, 2015, consolidated net revenues increased 9% to $158.1 million compared with $145.3 million in the prior year period. Operating income for the first quarter increased 17% to $55.8 million compared with $47.6 million for the prior year period. EBITDA less noncontrolling interests increased 11% to $44.0 million in the first quarter of 2015 compared with $39.7 million for the prior year period. Adjusting for $2.0 million in expenses related to the pending Tenet transaction, EBITDA less noncontrolling interests increased 16% to $46.0 million, compared with $39.7 million in the prior year period.

Cash flows from operating activities for the first quarter of 2015 totaled $39.1 million compared with $61.0 million in the prior year period, driven by the timing of distributions from our health system partnerships and higher cash tax payments this year. During the first quarter of 2015, the Company and its consolidated subsidiaries invested $2.3 million in maintenance capital expenditures and an additional $1.4 million in the infrastructure of existing facilities.

Systemwide Financial Results

Due to the Company’s partnerships with physicians and prominent healthcare systems, the Company does not consolidate the financial results of the majority of its facilities. While revenues of the Company’s unconsolidated facilities are not recorded as revenues by the Company, equity in earnings of unconsolidated affiliates is a significant portion of the Company’s overall earnings. To help analyze results of operations, management uses systemwide operating measures such as systemwide revenue growth, which includes revenues of both consolidated and unconsolidated facilities. In addition to overall systemwide revenue growth, the Company calculates growth rates and operating margins for the facilities that were operational in both the current and prior year periods, a group the Company refers to as same-store or same-facility. This group also consists of both consolidated and unconsolidated facilities. At March 31, 2015, 155 of the 218 facilities the Company operated were not consolidated.

For the first quarter, the systemwide revenues of the facilities operated by the Company increased 14% on a year-over-year basis. On a same-store basis, systemwide net revenue increased 9% in the first quarter compared with the prior year period.

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United Surgical Partners Announces First Quarter 2015 Results

May 4, 2015

Pending Transaction

The transaction announced on March 23, 2015, between Tenet Healthcare Corporation (NYSE: THC) and Welsh, Carson, Anderson & Stowe is proceeding as planned. As previously announced, Tenet and Welsh Carson signed a definitive agreement under which Tenet and USPI will combine their short-stay surgery and imaging center assets into a new joint venture. The Tenet and USPI joint venture will be the largest provider of ambulatory surgery in the United States.

Under the terms of the agreement, Tenet will initially own 50.1% of the joint venture and will consolidate its financial results. Welsh Carson and the other existing investors in USPI will initially own the remaining 49.9%. Tenet will have a path to full ownership of USPI over the next five years through a put/call structure.

The joint venture will have ownership interests in 244 ambulatory surgery centers, 16 short-stay surgical hospitals and 20 imaging centers in 29 states. It will maintain the USPI brand, as well as USPI’s innovative three-way partnership model with physicians and leading not-for-profit health systems. The combined operations will have partnerships with 50 health systems and more than 4,000 physicians at the facility level.

Conclusion

Commenting on the results, William H. Wilcox, USPI’s chief executive officer, said, “We are pleased with our start to 2015. In the first quarter we enjoyed solid volume, revenue and earnings growth, and our pipeline for new acquisitions and new health system partners remains quite strong.”

Conference Call

Due to the pending transaction, the Company will not be hosting a conference call to discuss first quarter results.

USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 218 facilities, of which 153 are jointly owned with healthcare systems.

The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the Company’s significant leverage; (iv) geographic concentrations of certain of the Company’s operations; (v) risks associated with the Company’s acquisition and development strategies; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; (viii) risks and uncertainties related to the Company’s pending transaction with Tenet Healthcare Corporation; and (ix) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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United Surgical Partners Announces First Quarter 2015 Results

May 4, 2015

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except number of facilities)

	Three Months Ended March 31,
	2015	2014
Revenues	$158,058	$145,301

Equity in earnings of unconsolidated affiliates	21,364	17,882

Operating expenses:
Salaries, benefits and other employee costs	46,127	41,896
Medical services and supplies	25,634	24,555
Other operating expenses	29,515	27,886
General and administrative expenses	13,588	11,785
Provision for doubtful accounts	2,220	1,988
Net loss on deconsolidations, disposals and impairments	282	1,014
Depreciation and amortization	6,243	6,485

Total operating expenses	123,609	115,609

Operating income	55,813	47,574
Interest expense and other, net	(23,103)	(23,099)

Income from continuing operations before income taxes	32,710	24,475
Income tax expense	(5,826)	(3,501)

Income from continuing operations	26,884	20,974
Discontinued operations, net of tax	—	(332)

Net income	26,884	20,642
Less: Net income attributable to noncontrolling interests	(18,361)	(15,412)

Net income attributable to USPI’s common stockholder	$8,523	$5,230

Supplemental Data:
Facilities operated at period end	218	215

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United Surgical Partners Announces First Quarter 2015 Results

May 4, 2015

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2015	Dec. 31, 2014

ASSETS

Current assets:
Cash and cash equivalents	$38,176	$36,554
Available for sale securities	10,746	10,831
Accounts receivable, net of allowance for doubtful accounts of $12,413 and $11,974, respectively	53,493	57,616
Other receivables	31,314	23,568
Inventories of supplies	9,956	8,681
Deferred tax assets, net	29,353	29,518
Prepaids and other current assets	22,331	16,210

Total current assets	195,369	182,978

Property and equipment, net	128,020	128,887
Investments in unconsolidated affiliates	595,899	605,100
Goodwill and intangible assets, net	1,633,668	1,633,651
Other	29,854	33,241

Total assets	$2,582,810	$2,583,857

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$21,691	$23,272
Accrued expenses and other	273,007	265,583
Current portion of long-term debt	18,978	18,668

Total current liabilities	313,676	307,523

Long-term debt	1,438,831	1,457,203
Other liabilities	246,559	243,294

Total liabilities	1,999,066	2,008,020

Noncontrolling interests - redeemable	195,637	195,059

USPI stockholder’s equity	337,476	331,844
Noncontrolling interests - nonredeemable	50,631	48,934

Total equity	388,107	380,778

Total liabilities and equity	$2,582,810	$2,583,857

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United Surgical Partners Announces First Quarter 2015 Results

May 4, 2015

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

Key Operating Statistics

(in thousands, except for number of facilities, cases and percentages)

	Three Months Ended March 31,
	2015	2014	% Change
Systemwide same-facility statistics(1) (2):
Facility cases	240,129	229,328	4.7%
Net revenue/case	$2,462	$2,369	3.9%
Net revenue	$591,126	$543,308	8.8%
Facility operating income margin(3)	22.3%	22.2%	10 bps

Other
Total consolidated facilities	63	65
EBITDA less noncontrolling interests(4)
GAAP operating income	$55,813	$47,574	17.3%
Depreciation and amortization	6,243	6,485
Net loss on deconsolidations, disposals and impairments	282	1,014

EBITDA	62,338	55,073
Net income attributable to noncontrolling interests	(18,361)	(15,412)

EBITDA less noncontrolling interests	43,977	$39,661	10.9%
Transaction costs	1,974	—

Adjusted EBITDA less noncontrolling interests	$45,951	$39,661	15.9%

(1)	Excludes de novo facilities in their first year of operations. Includes facilities accounted for under the equity method as well as consolidated facilities.
(2)	Statistics for acquired facilities are included in both periods.
(3)	Calculated as operating income divided by net revenue.
(4)	EBITDA, EBITDA less noncontrolling interests and Adjusted EBITDA less noncontrolling interests are not measures defined under generally accepted accounting principles (GAAP). The Company believes EBITDA, EBITDA less noncontrolling interests and Adjusted EBITDA less noncontrolling interests are important measures for purposes of allocating resources and assessing performance. EBITDA, which is computed by adding operating income, depreciation and amortization, and net loss on deconsolidations, disposals and impairments, is commonly used as an analytical indicator within the healthcare industry and also serves as a measure of leverage capacity and debt service ability. EBITDA less noncontrolling interests, which is computed by subtracting net income attributable to noncontrolling interests from EBITDA, adjusts both years’ EBITDA to reflect that the Company does not own 100% of each facility. Adjusted EBITDA less noncontrolling interests is computed by subtracting transaction costs that the Company has incurred during 2015 in regards to the pending transaction with Tenet. EBITDA, EBITDA less noncontrolling interests and Adjusted EBITDA less noncontrolling interests should not be considered as measures of financial performance under GAAP, and the items excluded from EBITDA , EBITDA less noncontrolling interests and Adjusted EBITDA less noncontrolling interests are significant components in understanding and assessing financial performance. Because EBITDA, EBITDA less noncontrolling interests and Adjusted EBITDA less noncontrolling interests are not measurements determined in accordance with GAAP and are thus susceptible to varying calculation methods, EBITDA, EBITDA less noncontrolling interests and Adjusted EBITDA less noncontrolling interests as presented by USPI may not be comparable to similarly titled measures of other companies.

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